EXHIBIT 4







                                                         BT REF: NY-2556

         DATE:                    April 24, 1995

         TO:                      GOTHAM PARTNERS, L.P.
                                  237 Park Avenue
                                  9th Floor
                                  New York, NY  10017

         ATTENTION:               Bill Ackman/David Berkowitz

         FAX:                     212 808-2455

         FROM:                    BANKERS TRUST COMPANY, London Branch

         FAX                      212 250-1467

         BT REF:                  NY-2556

         RE:                      European Call on the Rockefeller
                                  Center Properties Common Stock



                                   CONFIRMATION

         We are pleased to confirm the execution of an option transac-tion with you having the following terms and conditions.

         Option Seller:           Bankers Trust Company, London Branch
                                  ("BTCO" or "Seller")

         Option Buyer:            Gotham Partners, L.P. ("GOTHAM" or
                                  "Buyer")

         Option Units:            2,500 (1 Option = 100 shares)

         Option Type:             European Call

         Subject Matter:          Rockefeller Center Properties (the
                                  "Issuer") Common Stock (the "Stock")
                                  as listed on the New York Stock Ex-
                                  change (NYSE).  (NYSE TICKER
                                  SYMBOL:RCP).

         Settlement:              Cash Payment

         Trade Date:              April 19, 1995

         Effective Date:          April 19, 1995

         Expiration Date:         April 22, 1996, or, if that date is
                                  not an Exchange Business Day, the







                                  first following day that is an Ex-
                                  change Business Day.

         Exercise Date:           Expiration Date

         Exercise Procedure:      The Seller shall deem this Option to
                                  have been automatically exercised on
                                  the Expiration Date absent instruc-
                                  tions to the contrary.

         Strike Price:            USD 5.00

         Valuation Time:          At the close of trading on the Ex-
                                  change.

         Valuation Price:         The value of the closing quotation for
                                  one trading unit of the Stock on the
                                  Valuation Date.

         Valuation Date:          The Exercise Date.

         Premium: In consideration of the Seller entering into this agreement, Buyer agrees to pay the Seller a premium amount of USD 455,000 payable on value date April 21, 1995. The Premium is to be paid to Bankers Trust Company, New York, ABA #021001033 Bankers Trust Company, London Branch, A/C
                                  #040 000 16.

         Settlement Amount:       Upon exercise of the Option, the
                                  Seller shall pay to the Buyer a Set-
                                  tlement Amount in USD (the "Settlement
                                  Amount") equal to the product of (1)
                                  the excess (if any) of the Valuation
                                  Price over the Strike Price and (2)
                                  the number of Option Units times 100.
                                  The Settlement Amount shall be paid to
                                  the Buyer two Banking Days (as herein
                                  defined) after the Valuation Date.

         Calculation Agent:       BTCO, or any successor calculation
                                  agent appointed by BTCO, whose deter-
                                  minations and calculations shall be
                                  binding in the absence of manifest
                                  error.

         Market Disruption
           Events: (a) If the Calculation Agent deter-mines that on any Exercise Date a Market Disruption Event (as herein-after defined) has occurred and is


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                                  continuing, then such Exercise Date
                                  may be postponed until the next Ex-
                                  change Business Day on which there is
                                  no Market Disruption Event, provided,
                                  that, notwithstanding anything in this
                                  Option to the contrary, if such Exer-
                                  cise Date has not occurred on or prior
                                  to the eighth Exchange Business Day
                                  following the originally designated
                                  Exercise Date, such eighth Exchange
                                  Business Day shall be deemed to be
                                  such Exercise Date.  The Calculation
                                  Agent shall use its reasonable efforts
                                  to give notice to the Buyer that a
                                  Market Disruption Event has occurred.

                                  (b)  "Market Disruption Event" means
                                  the suspension or material limitation
                                  of trading in (a) the Stock or in
                                  securities generally on the Stock Ex-
                                  change or (b) option contracts related
                                  to the Stock traded on any exchange.
                                  For the purposes of this definition,
                                  (1) a limitation on the hours and
                                  number of days of trading will not
                                  constitute a Market Disruption Event
                                  if it results from an announced change
                                  in the regular business hours of the
                                  relevant exchange and (2) a limitation
                                  on trading imposed during the course
                                  of a day by reason of movements in
                                  price otherwise exceeding levels
                                  permitted by the relevant exchange
                                  will constitute a Market Disruption
                                  Event.

         Adjustments:             The Strike Price and the number of
                                  Option Units shall be subject to ad-
                                  justment as follows:

                                  (a)  If prior to any Exercise Date any
                                  adjustment is made by the Options
                                  Clearing Corporation or its successors
                                  ("OCC") in the terms of outstanding
                                  OCC-issued options ("OCC Options") on
                                  the Stock, an equivalent adjustment
                                  shall be made by the Calculation Agent
                                  in the terms of this Option.  Except
                                  as provided below, no adjustment shall
                                  be made in the terms of this Option
                                  for any event that does not result in
                                  an adjustment to the terms of such
                                  outstanding OCC Options.  Without


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                                  limiting the generality of the
                                  foregoing NO ADJUSTMENT SHALL BE MADE
                                  IN THE TERMS OF THIS OPTION FOR ORDI-
                                  NARY CASH DIVIDENDS.  For indicative
                                  purposes, a summary of the terms under
                                  which adjustments may be made by the
                                  OCC as in effect on the date hereof is
                                  set forth below:

                                  (i)  Whenever there is a stock divi-
                                  dend, stock distribution, stock split,
                                  reverse stock split, rights offering,
                                  distribution, reorganization, recapi-
                                  talization, reclassification, extra-
                                  ordinary cash dividend or similar
                                  event in respect of the Stock, or a
                                  merger, consolidation, dissolution or
                                  liquidation of the Issuer, the number
                                  of option contracts, the unit of
                                  trading, the exercise price and the
                                  underlying amount of Stock, or any of
                                  them, with respect to all outstanding
                                  option contracts open for trading in
                                  the Stock may be adjusted.

                                  (ii)  All adjustments are made by the
                                  Securities Committee of the OCC.  The
                                  Securities Committee determines
                                  whether to make adjustments to reflect
                                  particular events in respect of the
                                  Stock, and the nature and extent of
                                  any such adjustment, based on its
                                  judgment as to what is appropriate for
                                  the protection of investors and the
                                  public interest, taking into account
                                  such factors as fairness to holders
                                  and writers of option contracts on the
                                  Stock, the maintenance of a fair and
                                  orderly market in options on the
                                  Stock, consistency of interpretation
                                  and practice, efficiency of exercise
                                  settlement procedures and the coordi-
                                  nation with other clearing agencies of
                                  the clearance and settlement of
                                  transactions in the Stock.

                                  (iii)  In the case of a stock divi-
                                  dend, stock distribution or stock
                                  split whereby one or more whole num-
                                  bers of Stock are issued with respect
                                  to each outstanding share, each option
                                  contract covering that share shall be









                                  increased by the same number of addi-
                                  tional option contracts as the number
                                  of shares issued with respect to each
                                  share, the exercise price per share in
                                  effect immediately prior to such event
                                  shall be proportionately reduced, and
                                  the unit of trading shall remain the
                                  same.

                                  (iv)  In the case of a stock dividend,
                                  stock distribution or stock split
                                  whereby other than a whole number of
                                  shares is issued in respect of each
                                  outstanding share, the exercise price
                                  in effect immediately prior to such
                                  event shall be proportionately re-
                                  duced, and conversely, in the case of
                                  a reverse stock split or combination
                                  of shares, the exercise price in
                                  effect immediately prior to such event
                                  shall be proportionately increased.
                                  Whenever the exercise price with re-
                                  spect to an option contract has been
                                  reduced or increased, the unit of
                                  trading shall be proportionately in-
                                  creased or reduced, as the case may
                                  be.

                                  (v)  In the case of any distribution
                                  made with respect to shares, other
                                  than cash dividends and other than
                                  distributions for which adjustments
                                  are provided in subsections (iii) or
                                  (iv) above, if an adjustment is
                                  determined by the Securities Committee
                                  to be appropriate, (i) the exercise
                                  price in effect immediately prior to
                                  such event shall be reduced by the
                                  value per share of the distributed
                                  property, in which event the unit of
                                  trading shall not be adjusted, or (ii)
                                  the unit of trading in effect imme-
                                  diately prior to such event shall be
                                  adjusted so as to include the amount
                                  of property distributed with respect
                                  to the number of shares represented by
                                  such unit of trading, in which event
                                  the exercise price shall not be ad-
                                  justed.

                                  (vi)  In the case of any event for
                                  which adjustment is not provided in
                                  any of the foregoing paragraphs, the









                                  Securities Committee may make such
                                  adjustments it determines to be rea-
                                  sonable under the circumstances.

                                  (vii)  Adjustments shall as a general
                                  rule become effective on the "ex-date"
                                  established by the principal stock
                                  exchange or market on which the Shares
                                  are traded.

                                  (viii)  All adjustments of the exer-
                                  cise price of an outstanding option
                                  contract shall be rounded to the
                                  nearest 1/8 of a dollar, and all ad-
                                  justments of the unit of trading shall
                                  be rounded down to eliminate any
                                  fraction, and if the unit of trading
                                  is rounded down to eliminate a frac-
                                  tion, the adjusted exercise price
                                  shall be further adjusted, to the
                                  nearest 1/8 of a dollar, to reflect
                                  any diminution in the value of the
                                  option contract resulting from the
                                  elimination of the fraction.

                                  (b)  If, prior to any Exercise Date
                                  there shall be no outstanding OCC
                                  Options on Stock, and an event shall
                                  occur for which an adjustment might
                                  have been required under the By-laws,
                                  Rules and stated policies of OCC
                                  applicable to the adjustment of OCC
                                  Options, as described above (the "OCC
                                  Adjustment Rules"), the Calculation
                                  Agent shall determine, at its reason-
                                  able discretion, but applying the
                                  principles set forth in the OCC Ad-
                                  justment Rules then in effect, whether
                                  to adjust the terms of this transac-
                                  tions, and the nature of any such
                                  adjustment.

                                  (c)  The Calculation Agent shall
                                  notify the respective parties of any
                                  adjustment pursuant to this clause and
                                  the date of its effectiveness.

                                  (d)  Except for an adjustment under
                                  subsection (b) above, the Calculation
                                  agent is not obligated to verify
                                  whether the prerequisites for an ad-
                                  justment pursuant to this clause exist
                                  or whether such adjustment has been









                                  correctly calculated or whether the
                                  date of effectiveness has been cor-
                                  rectly fixed.  In this connection, the
                                  Calculation Agent does not assume any
                                  liability of any nature.

                                  (e)  Upon the consummation of a Merger
                                  Event in respect of the Shares, the
                                  Calculation Agent shall make such ad-
                                  justments to this Transaction as it,
                                  in its sole discretion, deems appro-
                                  priate.

                                  "Merger Event" means, in respect of
                                  the Shares, as of the date upon which
                                  holders become bound to transfer such
                                  shares held by them, any (i) reclas-
                                  sification or change of such Shares
                                  (other than a consolidation, amalgam-
                                  ation or merger in which that issuer
                                  of shares is the continuing corpora-
                                  tion and which does not result in any
                                  such reclassification or change of
                                  Shares) or (iii) other takeover offer
                                  for such shares that results in a
                                  transfer of all such shares (other
                                  than the Shares owned or controlled by
                                  the offeror) on or before the Expira-
                                  tion Date.

         Performance By
           Designee:              (a)  This Confirmation is for the
                                  benefit of the parties hereto and may
                                  not be assigned, resold or transferred
                                  by either party thereto without the
                                  prior written consent of the other
                                  party and any assignment without such
                                  consent shall be void and without ef-
                                  fect; provided, however, that BTCO or
                                  its successor in business is hereby
                                  authorized to transfer its rights and
                                  obligations under this Confirmation to
                                  any affiliate of BTCO, without the
                                  consent of GOTHAM, provided that (1)
                                  any such assignment shall be to an
                                  affiliate to which substantially all
                                  of the assets of BTCO have been
                                  transferred; or (2) the obligations of
                                  such affiliate are guaranteed by BTCO,
                                  Bankers Trust Company or Bankers Trust
                                  New York Corporation.  Such transfer
                                  shall be fully effective to transfer









                                  all such rights and obligations upon
                                  notice in writing from BTCO to GOTHAM.

         Banking Day:             Any day on which is both (1) a day
                                  other than a Saturday, Sunday or any
                                  day on which banks in London are au-
                                  thorized or required under applicable
                                  law to remain closed and (2) an Ex-
                                  change Business Day.

         Exchange Business
           Day: A day which is a day for trading of securities on the New York Stock Ex-change and the Chicago Board of Trade.

         Early Termination:       In the event that the Seller shall
                                  have determined in good faith prior to
                                  the Exercise Date that its performance
                                  under the Option shall have become
                                  unlawful in whole or in part as a
                                  result of compliance in good faith by
                                  such party with any applicable present
                                  or future law, rule, regulation,
                                  judgment, order or directive of any
                                  governmental, administrative, legisla-
                                  tive or judicial authority, then the
                                  Seller may terminate the Option upon
                                  payment to the Buyer of an amount
                                  determined to be the fair market value
                                  of this Option on the date of such
                                  termination.

         Documentation:           The parties agree that they will exe-
                                  cute and deliver a standard Bankers
                                  Trust Option Agreement evidencing this
                                  option transaction as soon as practi-
                                  cable after the Trade Date (and in no
                                  event more than 30 days thereafter).


         Please review this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly iden-tified and rectified.

         Please confirm that the foregoing correctly sets forth the terms of our Agreement by (1) sending a return fax to such ef-fect for the attention of the BT Equity Administration Group, (Fax no. 212-250-1467 which is responsible for administration of this Option, and (2) signing and returning one of the two executed counterparts of the Option Agreement which will shortly be sent to you.

         We are very pleased to have executed this transaction with you.









         Regards,

         BANKERS TRUST COMPANY, LONDON BRANCH



         By:  /s/ Keith McDonald
              Name:  Keith McDonald
              Title:  Vice President



         Agreed:

         GOTHAM PARTNERS, L.P.



         By:   /s/ David P. Berkowitz
              Name:  David P. Berkowitz
              Title:  Pres. of D.P.B. Corp.,
                        a G.P. of Section H
                        Partners, the G.P.
                        of Gotham Partners, L.P.




























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